Form of Common Stock Certificate
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         NUMBER                                              SHARES


This Certifies that                                                      is the
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registered holder of                                                     Shares
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transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this .... day of ................ A.D.

                                [Corporate Seal]